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                                                                    EXHIBIT 99.7




                                 GLOBECOMM, INC

                                 CHARLES WALDEN
                             STOCK OPTION AGREEMENT


     THIS AGREEMENT made as of the 1st day of January, 1998, between GLOBECOMM, INC., having a business address at 11 Broadway, Suit 660, New York, New York (the "Company") and CHARLES WALDEN, residing at _____________________________ (the "Optionee") whereby the Company grants to Optionee the right and option to purchase shares of Class A Common Stock of the Company (the "Stock") under the terms, hereinafter provided:

          (1) The right and option to purchase one hundred ninety-seven thousand six hundred (197,600) shares of Stock at an exercise price of Seven Dollars ($7.00) per share, referred to herein as "Compensation Stock Options." These options are to be granted on February 16, 1998.

          (2) The right and option to purchase one hundred forty-two thousand five hundred (142,500) shares of the Stock at an exercise price of Four Dollars ($4.00) per share referred to herein as "Bonus Stock Options." These options are granted are granted on January 1, 1998.

     These options are hereby designated Non-Statutory Stock Options (Collectively referred to herein as the "Stock Options") which are not intended to qualify as incentive stock options within the meaning of
     Section 422 of the Internal revenue Code of 1986, as amended and shall be exercised as hereinafter provided.



                      SECTION 1. EXERCISE OF STOCK OPTIONS

          1.01. Vesting. The right to exercise a Stock Option is limited as hereinafter provided:

          (a). The Stock Options may be exercised as hereinafter provided only to the extent that they had become vested as provided herein.

          (b). The Stock Options shall vest as follows:

                    (i). Compensation Stock Options shall vest at the rate of 1.93% for each two week per each two week period of Optionee's employment with the Company, with full vesting in Compensation Stock Options occurring on the last day of the fifty-second (52nd) two week period of Optionee's employment with the Company. If Optionee terminates his employment
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                                                                    EXHIBIT 99.7


                    with the Company before his Compensation Stock Options are fully vested hereunder and prior to the last day of a two week period, then his vested interest in Compensation Stock Options shall be prorated to the date of termination.

                    (ii). Bonus Stock Options shall vest at the rate of 7.69% for each quarterly period of Optionee's employment with the Company, with full vesting in bonus stock Options occurring on the last day of the thirteenth quarterly period of Optionee's employment with the Company. For this purpose, the quarterly periods of Optionee's employment with the Company shall be the periods of employment ending on March 31, June 30, September 30, and December 31. If Optionee terminates his employment with the Company before his Bonus Stock Options are fully vested hereunder and prior to the last day of quarterly period, Optionee's vested interest in bonus Stock Options shall be prorated to the date of termination.

               1.02. Time Limits. (a). A Stock Option shall terminate in all respects on, and no exercise as to any shares covered by a Stock Option shall be honored on or after the expiration of ten (10) years from the Date of Grant thereof (the "Expiration Date").

               (b). Subject to Section 2.02 (b), a Stock Option may be exercised, to the extent it is vested, at any time prior to the Expiration Date.

               1.03. Procedures for Exercise. A Stock Option granted hereunder shall be exercised by delivery to the Secretary or any Assistant Secretary of the Company of a written notice of election to exercise, signed by the Optionee or by his legal representative, specifying the number of shares with respect to which the Stock Option is being exercised and specifying a date, which shall be a business day not less than seven (7) nor more than fifteen (15) days after delivery of such notice to the company, on which date the Company shall deliver, or cause to be delivered to the Optionee, or to his legal representative, a certificate or certificates for the number of shares specified against receipt of the entire purchase price therefor. The notice shall be accompanied by full payment of the exercise price for the Shares.

               1.04. Registration of Shares and Lock-Up Period. In the event the Company registers the offering of any securities of the Company under the Securities Exchange Act of 1933 (the "Act"), the Grantee, upon notice from the Company, shall not exercise any Options granted under this Agreement, or sell or otherwise transfer any securities of the Company obtained in connection with this Agreement, during the 180 day-period following the effective date of a registration statement filed under the Act; provided, however, that such registration shall only apply to public offerings which include securities to be sold on behalf of the Company to the public in an underwritten public offering under
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                                                                    EXHIBIT 99.7


               the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.


SECTION 2.  RESERVATION OF SHARES AND CHANGES IN CAPITALIZATION.


               2.01. Reservation of Shares. The Company hereby agrees to reserve in advance sufficient shares of its authorized but unissued Stock or Treasury Stock for issuance pursuant to the exercise of vested Stock Options hereunder. The aggregate number and types of shares reserved hereunder shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other similar change in capitalization in order to prevent dilution as provided in Section 2.02.

               2.02. Dilution and Other Changes. (a). The Company shall adjust the number of shares and types of securities subject to Stock Options and the exercise price of the Stock Options as may be appropriate to prevent the dilution of Optionee's rights in the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares merger, consolidation, rights offering or any other similar change in capitalization.

               (b). If, at any time prior to the expiration or complete exercise of the Stock Options, the Company shall be consolidated with, or merged into, any other corporation, lawful provision shall be made as part of the terms of each such consolidation or merger, for an appropriate adjustment, as determined by an independent appraiser, in the number, kind and/or price of shares for which the Stock Options may be exercised hereunder to provide Optionee with substantially the same relative rights before and after such merger or consolidation to the extent practical; provided, however, that the Board of Directors of the company may require that the exercise of vested Stock Options must be made o or within a specified time period after the effective date of the consolidation or merger of the company.

SECTION 3. GENERAL.

               3.01. Notices. Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Company
               (1) on the date it is personally delivered to the secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to the Optionee (1) on the date it is personally delivered to him or (2) three business days after it is sent by registered or certified mail, postage prepaid
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                                                                    EXHIBIT 99.7


               addressed to him at the last address shown for him on the records of the Company.

               3.02. Gender and Number. All reference made and all nouns or pronouns used herein shall be construed in the singular or plural and in such gender as the sense and circumstances require.

               3.03. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of any provision hereof.

               3.04. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware, excluding the conflict-of-laws principles thereof.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be affixed hereto by its officers thereunto duly authorized, and the Optionee has hereunto set his hand and seal as of the date first hereinabove set forth.





GLOBECOMM, INC.


By:  /s/ Gerald Gorman
     ------------------------------------
Gerald Gorman
Chairman and Chief Operating Officer



The undersigned hereby accepts the foregoing Stock Option Agreement and the terms and conditions hereof.



/s/ Charles Walden
------------------------------------
Charles Walden
Optionee